LIST OF SUBSIDIARIES               EXHIBIT 22
                            THE INTERLAKE CORPORATION

                                                              State or Country
Corporate Name                  Parent Company                of Incorporation
--------------                  --------------                -----------------
Acme Gerrard Limited           Precis (935) Limited               England

Acme Strapping Inc.            Interlake Packaging Corporation    Canada
                               The Interlake Companies, Inc.

Apton GmbH                     Dexion GmbH                        Germany

Arwood International, Inc.     Interlake ARD Corporation          New Jersey

Chem-tronics, Inc.             The Interlake Companies, Inc.      California

Ciceri & Company Limited       Dexion Group plc                   England

Conco-Tellus Inc.              The Interlake Companies, Inc.      Delaware

Construction & Industrial
  Supplies Limited             Dexion International Limited       England

Dexion-Aura GmbH               Dexion GmbH                        Germany

Dexion (Australia) Pty. Ltd.   Interlake DRC Limited           New South Wales,
                                                                  Australia

Dexion Control Systems
  Limited                      Dexion International Limited       England

Dexion GmbH                    Dexion Holding GmbH                Germany

Dexion Group plc               Interlake DRC Limited              England

Dexion Holding GmbH            Dexion Group plc                   Germany

Dexion Holdings Limited        Dexion Group plc                   England

Dexion Incorporated            The Interlake Companies, Inc.      Delaware

Dexion International Limited   Dexion Group plc                   England

Dexion Limited                 Dexion International Limited       England

Dexion (North Asia) Ltd.(1)    The Interlake Companies, Inc.      Hong Kong

Dexion Produktions GmbH        Dexion Holding GmbH                Germany
-------------------------
(1) 20% owned by Peter Kedge

Dexion S.A.                    Dexion Holding GmbH                France

Dexion sro                     Dexion Holding GmbH                Czech

Gary Steel Supply Company      The Interlake Companies, Inc.      Illinois

Hoeganaes Corporation          The Interlake Companies, Inc.(2)   Delaware

Hoeganaes Development, Inc.    Hoeganaes Corporation              Delaware

Interlake ARD Corporation      The Interlake Companies, Inc.      Delaware

Interlake Australian Mining
  Ventures, Inc.               The Interlake Companies, Inc.      Ohio

Interlake DRC Limited          The Interlake Companies, Inc.      Delaware

Interlake Foreign Sales        The Interlake Companies, Inc.(70%) Barbados,W.I.
  Corporation                  Hoeganaes Corporation (30%)

Interlake Newco Corporation    The Interlake Corporation          Delaware

Interlake Packaging
  Corporation                  The Interlake Companies, Inc.      Delaware

Interlake Steel Corporation    The Interlake Companies, Inc.      Arizona

Lodi Fab Industries, Inc.      The Interlake Companies, Inc.      Delaware

Pakseal                        Power Industries Ltd.              England

Pakseal Industries Limited     Power Industries Limited           England

Pakseal S.A.R.L.               Power Industries Limited           France

Pakseal S.R.L.                 Power Industries Limited           Italy

Power Industries Limited       Twicebonus Limited                 England

Power Strap Limited            Pakseal Industries Limited (50%)   England
                               Power Industries Limited (50%)

Precis (935) Limited           Interlake DRC Limited              England


Redirack GmbH                  Dexion GmbH                        Germany

Redirack Limited               Dexion International Limited       England
-------------------
(2) 20% of capital stock, all of which is voting common stock, is owned by Hoganas Aktiebolag

S.A. Dexion-Redirack N.V.      Dexion Group plc                   Belgium

Seal-less Strapping Industries
  Limited                      Acme Strapping Inc.                Canada

Southern Counties Storage
  Equipment Limited            Dexion International Limited       England

The Interlake Companies, Inc.  The Interlake Corporation          Delaware

TIC Assurance Ltd.             The Interlake Companies, Inc.      Cayman Islands

Twicebonus Limited             Interlake DRC Limited              England

Westore Limited                Dexion Group plc                   England

Witty & Wyatt Equipment        Dexion International Limited       England
  Limited